CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 11 to the Registration Statement (Form N-1A, No. 33-46679) of Atalanta/Sosnoff Investment Trust and to the use of our report dated June 27, 2003, incorporated by reference therein.





                                              /s/ ERNST & YOUNG LLP
                                             ----------------------------

Cincinnati, Ohio
September 29, 2003